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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-44874 of Rowan Companies, Inc. on Form S-3 of our report dated March 3, 2000, and incorporated by reference in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
November 16, 2000